UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
August 16, 2005

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On August 19, 2005, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), entered into an Acknowledgment and Release Agreement (the “Agreement”) with J.S.B. Jenkins settling amounts owed to him under the Tandy Brands Accessories, Inc. Supplemental Executive Retirement Plan (the “Plan”). The Board of Directors voted to terminate the Plan on August 2, 2005, effective September 2, 2005. On the effective date of the termination of the Plan, Mr. Jenkins will be the only actively employed participant in the Plan.
     Under the Agreement, Mr. Jenkins waives his right to any benefit which he had accrued under or to which he would be entitled as a result of the termination of the Plan in return for (i) the balance, as of the effective date of the termination of the Plan and after the payment of any other benefits due and payable under the Plan to any other participants in the Plan, of any funds remaining in the rabbi trust (the “Trust”) established by the Company for the purpose of setting aside amounts to assist the Company in satisfying its obligation under the Plan, plus (ii) beginning with the 2006 fiscal year and continuing until June 30, 2008, an additional $330,593 for each such fiscal year, which will be accrued on the books of the Company, or, at the Company’s discretion, contributed to the Trust. For the additional accrual or contribution of $330,593 per fiscal year until June 30, 2008, Mr. Jenkins must remain employed with the Company for each such fiscal year and be employed with the Company on the last day of any such fiscal year. The funds remaining in the Trust, together with any additional contributions made by the Company to the Trust in satisfaction of it obligations under the Agreement, will continue to be invested under the terms of the Trust. Any amounts that are not contributed to the Trust, but are accrued on the books of the Company shall accrue interest at a rate per annum equal to the Company’s cost of borrowing in effect from time to time. Mr. Jenkins may elect payment of the benefits described in the Agreement either as a lump sum payment after his termination or as a designated number of annual payments after his termination.
     The Agreement is set forth in the attached Exhibit 10.45 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
     Pursuant to Item 2.02 of Form 8-K, the information contained in Item 9.01(c) and this Item 2.02 is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On August 22, 2005, the Company issued a press release announcing its financial results for the fourth quarter ended June 30, 2005. A copy of the press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Board of Directors on August 16, 2005, declared a quarterly dividend of $0.0275 per common share that will be payable October 20, 2005, to shareholders of record at the close of business on September 30, 2005. A copy of a press release announcing the dividend is attached hereto as Exhibit 99.
Item 9.01(c)Exhibits.

Exhibit 10.45	Acknowledgment and Release Agreement.

Exhibit 99	Press Release, dated August 22, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: August 22, 2005	By:	/s/ J.S.B. Jenkins

J.S.B. Jenkins
President and Chief Executive Officer

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